UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to § 240.14a -11(c) or § 240.14a -12

INFOLINX COMMUNICATIONS LTD.
(Name of Registrant as Specified In Its Charter)

Matthew Jones, Director
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

PROXY STATEMENT

INFOLINX COMMUNICATIONS LTD.
180 Pemberton Avenue
North Vancouver, British Columbia
V7P 2R5

     This Proxy Statement is furnished to shareholders at the discretion and on behalf of Matthew Jones a Directors of InfoLinx Communications Ltd., a Nevada corporation (the “Company”), for the purpose of soliciting proxies for use at the Meeting of Shareholders of the Company to be held at 180 Pemberton Avenue, North Vancouver, British Columbia, V7P 2R5, on Tuesday, July 8th, 2008 at 2:00 pm. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favour of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

     Shareholder proposals must be submitted to the Company not later than June 19th, 2008, in order to be included in those matters considered at the next Meeting of this Company. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or before June 23rd, 2008.

VOTING SECURITIES

     The record date of shareholders entitled to notice of and to vote at the Meeting of Shareholders is the close of business on June 20th, 2008. On such date, the Company had issued and outstanding 17,893,810 shares of $0.00001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. Pursuant to applicable state law, there are no dissenter’s or appraisal rights relating to the matters to be voted.

     All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. As management and other major shareholders, directly or indirectly, a majority of the outstanding shares as of the record date and intend to vote in favour of all proposals, it is anticipated that all proposals will pass.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of June 20th, 2008 (17,893,810 shares issued and outstanding) by (i) all shareholder’s known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Position (if any)	Amount of Beneficial Ownership (1)	Percent of Class (common shares)
Matthew Jones 3311 Westmount Road W. Vancouver, BC V7V 3G5	Director	4,379,600	25%
Tim Francis 1803 North River Drive Kamloops, B.C. V2B 7N4	None	1,740,000	10%
Mark Garfield 8446 Sullivan Place Delta, B.C. V4C 4E4	President and Director	1,189,196	6.6%
Leonas Labenskas 939 Elphinstone Street Regina, Saskatchewan S4T 3L7	None	1,000,000	5.6%
Alan Husejnagic 714 East 5th Street North Vancouver, B.C. V7L 1M9	Director, Secretary, Treasurer	50,000	0.2%
Riley Stonehouse 1920 Glenaire Drive North Vancouver, B.C. V7P 1Y1	Director	210,000	1.2%
Directors, Officers and 5% stockholders in total (6 Persons)		8,568,796	47.8%

ELECTION OF DIRECTORS
EXECUTIVE OFFICERS

     The Company’s Board of Directors is currently composed of three members. The Company’s Bylaws provide that Directors are to serve only until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Directors and Executive Officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

(a) Officers and Directors.

Matthew Jones, President and Director

Matthew Jones, age 49. Mr. Jones is the Founder of InfoLinx Communications Ltd. and has served as the Company President and Managing Director from its inception in October 2000 to March of this year. During this time Mr. Jones has been successful in developing the InfoLinx product and building relationships with the major US Cable Companies, such as, Comcast, Cox and Time Warner Cable. Focusing strictly on the launch of Interactive TV, Mr. Jones has managed to position InfoLinx to take advantage of the current launch of ETV (interactive TV that runs on legacy set top boxes) by the major Cable Networks in the United States.

From March 1998 until January 2003, Mr. Jones was the principal of Matthew Jones and Associates, a real estate consulting firm that has been involved in all aspects of real estate business, including commercial property analysis, land assembly marketing and marketing campaign development, and sales of detached and multi-family homes. He received a Bachelors Degree in business from Simon Fraser University in 1981.

Alan Husejnagic, Director, Secretary / Treasurer

Alan Husejnagic, age 32. Mr. Husejnagic is an accomplished professional in the fields of Media, Marketing and Advertising. His primary role with InfoLinx Communications Ltd. will be to implement strategies for client acquisition and business partnerships.

Between 2007-2008, Mr. Husejnagic specialized in television production as an executive producer of a weekly sports series on The Score Television Network. From 2001-present, Mr. Husejnagic co-founded a number of successful E-commerce ventures, most notably Vancouver Media Group Inc., an agency for advanced marketing applications. Mr. Husejnagic holds BSc. Degrees in Chemistry and Psychology from University of British Columbia (1998).

Riley Stonehouse, Director

Riley Stonehouse age 31 . Mr Stonehouse for the past 10 years has been involved in all aspects of programming and interface design development including server side Java development, Ruby on Rails database and server management as well as Internet, search engine and Interactive TV design and development. Mr Stonehouse has worked for eCharge Corporation, Ocentrix Inc. and AeroInfo in Java development and InfoLinx Communications Ltd in Interactive TV design and development.

Mr Stonehouse for the past 3 years has worked as Director of Research & Development at Vancouver Media Group, developing custom software and media solutions for the Internet, Search Engines and Television content and support media.

Mr Stonehouse holds a diploma in Computer Systems from BCIT in Vancouver B.C. (1998).

(b) Certain Relationships and Related Transactions

     Other than as set forth below, there are no relationships, transactions, or proposed transactions to which the Company was or is to be a party, in which any of the named persons set forth previously had or is to have a direct or indirect material interest.

     The officers and directors of the Company receive compensation for services that they provide to the Company. See “Executive Compensation” below.

(1) Other Business Activities

     Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company’s affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

(c) Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers and persons holding 10% or more of the Company’s common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s common stock with the Securities and Exchange Commission. The Company is unaware that any required reports were not timely filed.

(d) Committees of the Board of Directors.

The Company does not currently have standing audit, nominating, and compensation committees.

Security holders wishing to communicate with the Company’s Board of Directors should contact Company Director, Matthew Jones by telephone at: (604) 990-9368 or by email at mwjones@shaw.ca .

(e) Meetings of the Board of Directors.

During the last fiscal year (ended November 30th, 2007), the total number of meetings of the Board of Directors which were held is none. None of the incumbent directors of the Company attended less than 75 percent of the total meetings.

EXECUTIVE COMPENSATION

Save and except as described below, none of the officers and directors compensation exceeded $100,000 for the last fiscal year (12 months ending November 30th, 2007). All officers and directors will be reimbursed for expenses incurred on behalf of the Company including director expenses pertaining to attendance at meetings. It is anticipated that additional management will be hired as the Company develops and revenue is generated. The salaries paid to new employees will be consistent with the salaries of others in similar positions in the industry.

Summary Compensation Table

Name and principal position (a)	Year (b)	Annual Compensation			Long-term compensation
		Salary ($) (c)	Bonus ($) (d)	Other annual compensation ($) (e)	Awards		Payouts	All other compensation ($) (i)
					Restricted stock award(s) ($) (f)	Securities underlying options/ SARs (#) (g)	LTIP payouts ($) (h)
Matthew Jones President and Director	2007 2006 2005	$19,000 $48,000 $11,500	0 0 0	0 0 0	0 0 0	None None	0 0 0	0 0 0
Alan Husejnagic Director, Secretary, Treasurer	2007	nil	0	0	0	None	0	0
Riley Stonehouse Director	2007 2006 2005	$10,000 $10,217 $12,979	0	0	0	None	0	0

     (a) To date, no options have been granted.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (c) The $48,000.00 that was paid to Matthew Jones in 2006 was paid by issuing shares in the Company that were earned in 2005 and 2006

P R O X Y
INFOLINX COMMUNICATIONS LTD.
Meeting of Shareholders To Be Held July 8th, 2008

THIS PROXY IS SOLICITED ON BEHALF OF Matthew Jones, Company Director. The undersigned hereby appoints Matthew Jones or, in his absence, Alan Husejnagic, as proxy of the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote at the Meeting of Shareholder of InfoLinx Communications Ltd. (the “Company”) to be held on July 8th, 2008 as designated below, all of the common stock of the Company held of record by the undersigned on June 20th, 2008 at 180 Pemberton Avenue, North Vancouver, B.C. at 2:00 pm for matters that properly may come before the meeting or any adjournment thereof including the following matters:

1. ELECTION OF DIRECTORS (circle one):

FOR	WITHHOLD AUTHORITY
all nominees listed below	to vote for all nominees listed below

Matthew Jones

Alan Husejnagic

Riley Stonehouse

FOR	AGAINST	ABSTAIN

2. TO VOTE AS THE PROXYHOLDER WISHES REGARDING ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING

FOR	AGAINST	ABSTAIN

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

Dated: _________________, 2008
(Print Name of Shareholder)

(Signature of Shareholder)

Note: Please sign exactly as name appears on stock certificate (as indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.